As filed with the Securities and Exchange Commission on July 23, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQT Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania (State or other jurisdiction of incorporation or organization)	25-0464690 (I.R.S. Employer Identification Number)
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
(412) 553-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William E. Jordan
Executive Vice President, General Counsel and Corporate Secretary
EQT Corporation
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
(412) 533-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Matthew R. Pacey, P.C.
Lanchi D. Huynh
Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
(713) 836-3600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	98,336,769	$18.62	$1,831,030,638.78	$199,765.45

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Securities Act), this registration statement shall be deemed to cover any additional shares to be offered or issued as a result of stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on July 19, 2021.

PROSPECTUS
EQT CORPORATION
98,336,769 Shares of Common Stock

This prospectus relates to the offering and resale by the selling shareholders identified herein (the Selling Shareholders) of up to 98,336,769 shares (the offered shares) of common stock, no par value (Common Stock), of EQT Corporation (EQT), from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. EQT is not selling any shares of Common Stock under this prospectus, and EQT will not receive any of the proceeds from the sale of the offered shares.
The Selling Shareholders may offer and sell the offered shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The price at which the Selling Shareholders may sell the offered shares will be determined by the prevailing market for the offered shares or in negotiated transactions that may be at prices other than prevailing market prices. See “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Shareholders may sell or otherwise dispose of the offered shares. EQT’s registration of the offered shares does not mean that the Selling Shareholders will offer or sell any shares of Common Stock.
The Common Stock is listed on the New York Stock Exchange (the NYSE) and trades under the symbol “EQT.” On July 22, 2021, the last reported sale price of the Common Stock was $20.44 per share.
Investing in the Common Stock involves risks. You should carefully read and consider the risk factors included in EQT’s periodic reports and other information that EQT files with the Securities and Exchange Commission (the SEC) before you invest in EQT’s securities. See “Risk Factors” on page 3.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that EQT is filing with the SEC using a “shelf” registration process. Under this process, using this prospectus and, if required, one or more prospectus supplements, the Selling Shareholders may, from time to time, offer and sell the shares of Common Stock covered by this prospectus in one or more offerings.
This prospectus provides you with a general description of the shares of Common Stock that the Selling Shareholders may offer. Each time a Selling Shareholder sells offered shares, EQT will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering. Prospectus supplements also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or any related free writing prospectus that EQT prepares or authorizes, you should rely on the information in the prospectus supplement or related free writing prospectus. You should carefully read this prospectus, any prospectus supplement, any free writing prospectus and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless EQT indicates otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
In this prospectus, except as otherwise indicated, “EQT Corporation” and “EQT” refer to EQT Corporation and not its consolidated subsidiaries, and references to “we,” “us,” “our” and the “Company” refer collectively to EQT and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
EQT is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act). EQT files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. EQT’s filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
We make available, free of charge, on or through our website EQT’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports, as soon as reasonably practicable after EQT electronically files such information with, or furnishes such information to, the SEC. You may access these documents on our website at http://ir.eqt.com. Information on our website does not constitute part of this prospectus, other than the documents EQT has filed with the SEC that are expressly incorporated by reference into this prospectus.
EQT has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may obtain a copy of the registration statement through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows EQT to “incorporate by reference” information into this prospectus, which means that EQT can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. EQT has previously filed the following documents with the SEC and is incorporating them by reference into this prospectus (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):
•
EQT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on February 17, 2021), including the information specifically incorporated by reference into the Annual Report on Form 10-K from EQT’s definitive proxy statement on Schedule 14A filed with the SEC on February 24, 2021;

•
EQT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (filed on May 6, 2021);

•
EQT’s Current Reports on Form 8-K filed with the SEC on February 11, 2021, April 22, 2021, April 26, 2021, May 7, 2021, May 10, 2021, May 14, 2021, May 18, 2021, July 16, 2021 and July 22, 2021; and

•
the description of the Common Stock set forth in Exhibit 99.1 to EQT’s Current Report on Form 8-K filed on July 15, 2019, including any amendment or report filed for the purpose of updating such description.

EQT also incorporates by reference any future filings made by it with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein) after the date of this prospectus and before the termination of the offering under this prospectus.
Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.
EQT will provide, without charge, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
EQT Corporation
Attention: Corporate Secretary
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
Telephone: (412) 553-5700

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Some of the information included in this prospectus, any accompanying prospectus supplement or free writing prospectus and the documents we incorporate by reference may contain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the Securities Act). Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe” and other similar words.
Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus and in the documents incorporated by reference herein, or contained in any accompanying prospectus supplement or free writing prospectus and in the documents incorporated by reference therein, include or may include the expectations of our plans, strategies, objectives and growth and anticipated financial and operational performance, including guidance regarding our strategy to develop our reserves; drilling plans and programs (including availability of capital to complete these plans and programs); the projected scope and timing of our combo-development projects; estimated reserves, including potential future downward adjustments of reserves and reserve life; total resource potential and drilling inventory duration; projected production and sales volume and growth rates (including liquids production and sales volume and growth rates); natural gas prices; changes in basis and the impact of commodity prices on our business; potential future impairments of our assets; our ability to reduce our well costs and capital expenditures, and the timing of achieving any such reductions; infrastructure programs; the cost, capacity and timing of obtaining regulatory approvals; our ability to successfully implement and execute our operational, organizational, technological and ESG initiatives, and achieve the anticipated results of such initiatives; projected reductions of our gathering and compression rates resulting from our consolidated gas gathering and compression agreement with Equitrans Midstream Corporation (Equitrans Midstream), and the anticipated cost savings and other strategic benefits associated with the execution of such agreement; monetization transactions, including asset sales, joint ventures or other transactions involving our assets, and our planned use of the proceeds from such monetization transactions; potential or pending acquisition transactions or other strategic transactions; our ability to achieve the intended operational, financial and strategic benefits from any potential, pending or recently consummated acquisition transactions or other strategic transactions, including the Acquisition (as defined herein); the timing and structure of any dispositions of our remaining retained shares of Equitrans Midstream’s common stock, and the planned use of the proceeds from any such dispositions; the amount and timing of any repayments, redemptions or repurchases of Common Stock or EQT’s outstanding debt securities or other debt instruments; our ability to reduce our debt and the timing of such reductions, if any; projected dividends, if any; projected cash flows and free cash flow; projected capital expenditures; liquidity and financing requirements, including funding sources and availability; our ability to maintain or improve our credit ratings, leverage levels and financial profile; our hedging strategy; the effects of litigation, government regulation and tax position; and the expected impact of changes to tax laws.
The forward-looking statements included in this prospectus and in the documents incorporated by reference herein, or contained in any accompanying prospectus supplement or free writing prospectus and in the documents incorporated by reference therein, involve or may involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by us. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; access to and cost of capital; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; our ability to appropriately allocate capital and resources among our strategic opportunities; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, NGLs and oil; cyber security risks; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and water required to execute our exploration and

v

development plans; the ability to obtain environmental and other permits and the timing thereof; government regulation or action; environmental and weather risks, including the possible impacts of climate change; and disruptions to our business due to acquisitions and other significant transactions, including the Acquisition. These and other risks and uncertainties are described under Part I, Item 1A., “Risk Factors” and elsewhere in EQT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. In addition, we may be subject to currently unforeseen risks that may have a materially adverse impact on us.
Any forward-looking statement speaks only as of the date on which such statement is made, and EQT undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
In reviewing any agreements incorporated by reference into or filed with the registration statement of which this prospectus forms a part, please remember that such agreements are included to provide information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties to such agreements should those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs of us or our affiliates as of the date they were made or at any other time.

SUMMARY
Our Company
We are a natural gas production company with operations focused in the cores of the Marcellus and Utica Shales in the Appalachian Basin. As the largest producer of natural gas in the United States, based on average daily sales volumes, we are committed to responsibly developing our world-class asset base and being the operator of choice for all stakeholders. By promoting a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable low-cost energy.
We are differentiated from our Appalachian Basin peers in the scale and contiguity of our acreage position, with 19.8 trillion cubic feet of natural gas equivalents of proved natural gas, NGLs and crude oil reserves across approximately 1.8 million gross acres, including approximately 1.5 million gross acres in the Marcellus play, as of December 31, 2020. We believe that our evolution into a modern, digitally-enabled exploration and production business further enhances our strategic advantage.
Our operational strategy focuses on the successful execution of combo-development projects, which we believe are key to delivering sustainably low well costs and higher returns on invested capital. Combo-development refers to the development of several multi-well pads in tandem. Combo-development projects require significant advanced planning, including the establishment of a large, contiguous leasehold position; the advanced acquisition of regulatory permits and sourcing of fracturing sand and water; the timely verification of midstream connectivity; and the ability to quickly respond to internal and external stimuli. Without a modern, digitally-connected operating model and an acreage position that enables operations of this scale, combo-development would not be possible. We believe that our proprietary digital work environment in conjunction with the size and contiguity of our asset base uniquely positions us to execute on a multi-year inventory of combo-development projects in our core acreage position.
Combo-development generates value across all levels of the reserves development process by maximizing operational and capital efficiencies. In the drilling stage, rigs spend more time drilling and less time transitioning to new sites. Advanced planning, a prerequisite to pursuing combo-development, facilitates the delivery of bulk hydraulic fracturing sand and piped fresh water (as opposed to truck-transported water), the ability to continuously meet completions supply needs and the use of environmentally friendly technologies. Operational efficiencies realized from combo-development are passed on to our service providers, which reduces overall contract rates.
Our operations consist of one reportable segment. We have a single, company-wide management team that administers all properties as a whole rather than by discrete operating segments. We measure financial performance as a single enterprise and not on an area-by-area basis. Substantially all of our assets and operations are located in the Appalachian Basin.
EQT’s principal executive offices are located at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, and its telephone number is (412) 553-5700. Our Internet address is http://www.eqt.com. Information on our website does not constitute part of this prospectus.
This Offering
This prospectus relates to the possible resale of 98,336,769 shares of Common Stock, which were issued by EQT to certain direct and indirect equityholders of Alta Resources Development, LLC, a Delaware limited liability company (Alta Resources), or their designees (collectively, the Alta Holders), as partial consideration in connection with our acquisition (the Acquisition) of all of the issued and outstanding equity interests of Alta Marcellus Development, LLC, a Delaware limited liability company (Alta Marcellus), and ARD Operating, LLC, a Delaware limited liability company (ARD), pursuant to that certain Membership Interest Purchase Agreement, dated May 5, 2021 (as it may be amended from time to time, the Purchase Agreement), by and among EQT, EQT Acquisition HoldCo LLC (a wholly owned indirect subsidiary of EQT), Alta Resources, Alta Marcellus and ARD. ARD and Alta Marcellus collectively hold all of Alta Resources’ upstream and midstream assets. As part of the Acquisition, EQT agreed to file the registration statement of which this prospectus forms a part to register the resale of the shares of Common Stock issued to certain of the Alta Holders.
The Selling Shareholders will determine when and how they sell the shares of Common Stock offered in this prospectus, as described in “Plan of Distribution.” See “Selling Shareholders” for additional information concerning the Acquisition and the Selling Shareholders. We will not receive any of the proceeds from the sale of the shares of Common Stock being offered pursuant to this prospectus.

RISK FACTORS
Investing in the Common Stock involves risks. You should carefully consider the risks described under “Risk Factors” in EQT’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus, as well as those risk factors contained in any document that EQT files with the SEC after the date of this prospectus that is incorporated by reference herein or that may be included in any applicable prospectus supplement, before making a decision to invest in the Common Stock. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial could cause the market or trading price of the Common Stock to decline, or may otherwise materially harm our business, operating results and financial condition, and could result in a complete loss of your investment.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the offered shares by the Selling Shareholders. All shares of Common Stock offered by this prospectus are being registered for the account of the Selling Shareholders.

SELLING SHAREHOLDERS
References to the “Selling Shareholders” in this prospectus mean the individuals and the entities listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the offered shares as a result of a transfer not involving a public sale.
This prospectus relates to the possible resale by the Selling Shareholders of up to 98,336,769 shares of Common Stock, which were issued by EQT to the Alta Holders as partial consideration for the Acquisition. On July 21, 2021, pursuant to the Purchase Agreement, Alta Resources sold to us all of the issued and outstanding equity interests of Alta Marcellus and ARD in exchange for approximately $1.0 billion in cash, subject to customary purchase price adjustments following the closing, and 98,789,388 shares of Common Stock (the Stock Consideration).
Upon consummation of the Acquisition, pursuant to the terms of the Purchase Agreement, EQT and certain of the Alta Holders (together with their permitted assignees, the Alta RRA Holders) entered into a registration rights agreement, dated as of July 21, 2021 (the Registration Rights Agreement). Under the Registration Rights Agreement, among other things, subject to certain requirements and exceptions, EQT is required to file with the SEC, no later than three business days following the closing of the Acquisition, a registration statement on Form S-3 (or amend an existing shelf registration statement previously filed by it) to permit the public resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) by the Alta RRA Holders from time to time as permitted by Rule 415 under the Securities Act and to use its commercially reasonable efforts to cause such registration statement to remain effective until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of the Registration Rights Agreement pursuant to its terms. The registration statement of which this prospectus forms a part is being filed to satisfy such obligation under the Registration Rights Agreement. Furthermore, under the Registration Rights Agreement, the Alta RRA Holders have certain demand rights and piggyback registration rights with respect to certain other underwritten offerings conducted by EQT for its own account or other shareholders of EQT. The Registration Rights Agreement contains customary indemnification and contribution obligations of EQT for the benefit of the Alta RRA Holders and vice versa (provided, however, that each Alta RRA Holder’s indemnification and contribution obligation is limited to the net proceeds received by such Alta RRA Holder from the sale of Registrable Securities pursuant to an offering made in accordance with the Registration Rights Agreement), in each case, subject to certain qualifications and exceptions.
In connection with entering into the Registration Rights Agreement, EQT also entered into a lockup agreement with each of the Alta RRA Holders (collectively, the Lockup Agreements), pursuant to which, among other things, each Alta RRA Holder agreed not to sell its portion of the Stock Consideration during the 180 days following the closing of the Acquisition; provided, however, that (i) the Alta RRA Holders may sell up to 25% of the Registrable Securities in a single shelf underwritten offering between the 31st day following closing and the 90th day following closing and up to an aggregate 50% of the Registrable Securities pursuant to up to two shelf underwritten offerings in the first 180 days following closing, and (ii) certain Alta RRA Holders may sell their pro rata portion of up to an aggregate amount of 2,500,000 additional shares of Common Stock under certain circumstances and subject to certain limitations. Pursuant to the Lockup Agreements, EQT also agreed with each Alta RRA Holder not to sell shares of Common Stock during the first 30 days following the closing of the Acquisition.
We do not know how long the Selling Shareholders will hold the offered shares before selling them, and, other than as set forth herein, we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale or other disposition of any of the offered shares. In addition, except as otherwise disclosed herein, the Selling Shareholders do not have, and within the past three years have not had, any position, office or other material relationship with us or any of our affiliates.
The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, the number of shares of Common Stock that each Selling Shareholder may offer pursuant to this prospectus and the number of shares of Common Stock owned by each Selling Shareholder before and after the offering. Because the Selling Shareholders may sell all, some or none of the offered shares and because we are unaware of any agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by the Selling Shareholders after the completion of this offering. Solely for purposes of the table below, we have assumed that the Selling Shareholders will sell all of the offered shares and will make no other purchases or sales of Common Stock.
Name	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(1)
	Number of Shares	Percentage of Outstanding Shares(2)		Number of Shares	Percentage of Outstanding Shares
Alotta Oil Company(3)	82,951	*	82,951	—	—
ARI 1740 Fund, L.P.(4)	4,562,249	1.2%	4,562,249	—	—
Aviral Sharma	152,905	*	152,905	—	—
Baupost Group Securities, L.L.C.(5)	17,419,495	4.6%	17,419,495	—	—
Bufflehead Exploration, Inc.(6)	174,987	*	174,987	—	—
Bufflehead Holdings, LLC(7)	124,426	*	124,426	—	—
Conrad N. Hilton Foundation(8)	1,244,250	*	1,244,250	—	—
Dolomite Resources, Inc.(9)	446,213	*	446,213	—	—
Doug Van Brunt(10)	179,806	*	179,806	—	—
Edward J. Greenberg Revocable Trust(11)	595,079	*	595,079	—	—
FA Corp.(12)	11,198,247	3.0%	11,198,247	—	—
GMB Ventures, LLC(13)	165,902	*	165,902	—	—
GSO Entities(14)	7,213,042	1.9%	7,213,042
Indigo 2009, LLC(15)	12,857,247	3.4%	12,857,247	—	—
J. Todd Mitchell	2,444,209	*	2,444,209	—	—
Jennifer McCarthy(16)	6,816,604	1.8%	6,815,304	1,300	*
Jennifer Odinet(10)	235,119	*	235,119	—	—
John Montgomery(10)(16)	251,208.546	*	250,702	506.546	*
Joseph C. Walton and Molly E. Walton(17)	174,987	*	174,987	—	—
Joseph Greenberg	11,379,790	3.0%	11,379,790	—	—
Katherine Brooks	119,871	*	119,871	—	—
KiwiEnergy, Ltd.(18)	248,853	*	248,853	—	—
Laura Drum	356,624	*	356,624	—	—
Lauren Ford	254,688	*	254,688	—	—
Maria Clare Mitchell 2012 Gift Trust(19)	611,052	*	611,052	—	—
Nicholas Colyer Mitchell 2012 Gift Trust(19)	611,052	*	611,052	—	—
Nicola Atkinson	101,936	*	101,936	—	—
Owen Hammond Worley	224,796	*	224,796	—	—
Piney Point Energy Ventures, LLC(9)	472,820	*	472,820	—	—
Red Alta LLC(20)	8,294,998	2.2%	8,294,998	—	—
Richard Alan Shortz Rollover IRA(21)	72,131	*	72,131	—	—
Richard K. Steeg	1,348,165	*	1,348,165	—	—
Stedman West Family Partnership, Ltd.(22)	2,073,771	*	2,073,771	—	—
Stephen Kelly	134,817	*	134,817	—	—
Susan M. Greenberg Revocable Trust(23)	595,079	*	595,079	—	—
The Broad Foundation(24)	414,750	*	414,750	—	—

Name	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(1)
	Number of Shares	Percentage of Outstanding Shares(2)		Number of Shares	Percentage of Outstanding Shares
The David and Lucile Packard Foundation(25)	3,317,999	*	3,317,999	—	—
Townes G. Pressler 2012 GTSE Family Trust(26)	41,475	*	41,475	—	—
Trust Under Article Sixth of Will and Codicils of Rachel Mellon Walton Deceased for the benefit of James M. Walton(27)	82,951	*	82,951	—	—
Walton Mitchell and Company, Inc.(28)	41,475	*	41,475	—	—
Wesley West Minerals, Ltd.(29)	595,079	*	595,079	—	—
William Iley Chenault, III(16)	359,124	*	356,624	2,500	*
Yana Management Company(30)	248,853	*	248,853	—	—

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

(2)
Based on 378,016,134 shares of Common Stock outstanding as of July 22, 2021.

(3)
Stuart W. Stedman, as President of Alotta Oil Company, has sole voting and investment power over the reported shares offered hereby.

(4)
Advisory Research, Inc. is the General Partner of ARI 1740 Fund, L.P. and maintains sole voting and investment authority for ARI 1740 Fund, L.P. Matthew Swaim serves as the Executive Chairman and CEO of Advisory Research, Inc. The Trustees of the University of Pennsylvania is the sole Limited Partner of ARI 1740 Fund, L.P. An Investment Board consisting of trustees and non-trustees is responsible with respect to the management of all property held by The Trustees of the University of Pennsylvania as an investment.

(5)
Held on behalf of certain private investment limited partnerships on whose behalf these shares were indirectly received. The Baupost Group, L.L.C. (Baupost) is a registered investment adviser and acts as the investment adviser and general partner to those certain private investment limited partnerships. The Baupost Group, L.L.C., Baupost Group GP, L.L.C. and Seth A. Klarman have shared voting and investment power over these shares.

(6)
M. Kent Mitchell, as President of Bufflehead Exploration, Inc., has sole voting and investment power over the reported shares offered hereby.

(7)
M. Kent Mitchell, as Managing Member of Bufflehead Holdings, LLC, has sole voting and investment power over the reported shares offered hereby.

(8)
Michael Buchman, as Vice President and Chief Investment Officer of Conrad N. Hilton Foundation, has sole voting and investment power over the reported shares offered hereby.

(9)
C. Grant Mitchell and Spiros Vassilakis, as President and Vice President, respectively, of this Selling Shareholder, have shared voting and investment power over the reported shares offered hereby.

(10)
This Selling Shareholder will provide transition support services to the Company for a period of up to 120 days following the consummation of the Acquisition.

(11)
Edward J. Greenberg has sole voting and investment power over the reported shares offered hereby.

(12)
Andrew K. Golden, as President of FA Corp., has sole voting and investment power over the reported shares offered hereby.

(13)
GMB Ventures, LLC is managed by the following Managing Members: C. Grant Mitchell Trust dated 3/9/09, McBain Living Trust dated 1/22/09 and Watts Living Trust dated 1/22/09. C. Grant Mitchell, Morgan K. McBain and William B. Watts, as Trustees of the foregoing Managing Members of GMB Ventures, LLC, have shared voting and investment power over the reported shares offered hereby.

(14)
GSO COF III AIV-2 LP directly holds 2,704,891 shares of Common Stock, GSO Energy Partners-B LP directly holds 245,243 shares of Common Stock, GSO Energy Partners-C II LP directly holds 460,192 shares of Common Stock, GSO Energy Partners-D LP directly holds 490,487 shares of Common Stock and GSO Energy Select Opportunities Fund AIV-2 LP directly holds 3,312,229 shares of Common Stock. These five entities are collectively referred to herein as the GSO Entities. GSO Capital Opportunities Associates III LLC is the general partner of GSO COF III AIV-2 LP. GSO Energy Partners-B Associates LLC is the general partner of GSO Energy Partners-B LP. GSO Energy Partners-C Associates II LLC is the general partner of GSO Energy Partners-C II LP. GSO Energy Partners-D Associates LLC is the general partner of GSO Energy Partners-D LP. GSO Energy Select Opportunities Associates LLC is the general partner of GSO Energy Select Opportunities Fund AIV-2 LP. GSO Holdings I L.L.C. is the managing member of each of GSO Capital Opportunities Associates III LLC, GSO Energy Partners-B Associates LLC, GSO Energy Partners-C Associates II LLC, GSO Energy Partners-D Associates LLC and GSO Energy Select Opportunities Associates LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. with respect to securities beneficially owned by the GSO Entities. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. (Blackstone). Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the foregoing entities and individuals disclaims beneficial ownership of the securities held directly by the GSO Entities (other than the GSO Entities to the extent of their direct holdings).

(15)
Fourth Century, LLC is the sole member and manager of Indigo 2009, LLC. The managing member of Fourth Century, LLC is 3C Corporation. Alexander C. Banker, as Vice President of 3C Corporation, has sole voting and investment power over the reported shares offered hereby.

(16)
This Selling Shareholder beneficially owned shares of Common Stock prior to the issuance of the Stock Consideration, which shares are not being registered hereby.

(17)
Joseph C. Walton and Molly E. Walton, as tenants by the entireties, have shared voting and investment power over the reported shares offered hereby.

(18)
Mark E. Gregg, as CEO of KiwiGroup, LLC, which is the General Partner of KiwiEnergy, Ltd., has sole voting and investment power over the reported shares offered hereby.

(19)
J. Todd Mitchell, as Trustee of this Selling Shareholder, has sole voting and investment power over the reported shares offered hereby.

(20)
Red Alta LLC is managed by The Board of Trustees of the Leland Stanford Junior University (the Board of Trustees). The Board of Trustees, which is composed of more than three members, has ultimate voting and investment power over the reported shares offered hereby.

(21)
Richard Alan Shortz has sole voting and investment power over the reported shares offered hereby.

(22)
Stuart W. Stedman, as Sole Manager of Stedman West Management Company L.L.C., which is the General Partner of Stedman West Family Partnership, Ltd., has sole voting and investment power over the reported shares offered hereby.

(23)
Susan M. Greenberg has sole voting and investment power over the reported shares offered hereby.

(24)
K.C. Krieger, as Chief Investment Officer of The Broad Foundation, has sole voting and investment power over the reported shares offered hereby.

(25)
Kimberly Sargent has sole voting and investment power over the reported shares offered hereby.

(26)
Townes G. Pressler, Jr. and Penny P. Pressler, as Co-Trustees of Townes G. Pressler 2012 GTSE Family Trust, have shared voting and investment power over the reported shares offered hereby.

(27)
Bart C. Carletto, as First Vice President of BNY Mellon, National Association, which is the Trustee of Trust Under Article Sixth of Will and Codicils of Rachel Mellon Walton Deceased for the benefit of James M. Walton, has sole voting and investment power over the reported shares offered hereby.

(28)
J. Todd Mitchell and Joseph C. Walton, as President and Vice President, respectively, of Walton Mitchell and Company, Inc., have shared voting and investment power over the reported shares offered hereby.

(29)
Stuart W. Stedman, as Sole Manager of Stedman West Land and Cattle Company LLC, which is the General Partner of Wesley West Minerals, Ltd., has sole voting and investment power over the reported shares offered hereby.

(30)
Stuart W. Stedman, as President of Yana Management Company, has sole voting and investment power over the reported shares offered hereby.

PLAN OF DISTRIBUTION
The offered shares are being registered to permit the Selling Shareholders (which as used herein means the individuals and entities listed in the table included herein under “Selling Shareholders” and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the offered shares as a result of a transfer not involving a public sale) to offer and sell the offered shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
We will not receive any of the proceeds from the offering by the Selling Shareholders of the offered shares. However, pursuant to the Registration Rights Agreement, EQT will pay the Registration Expenses (as defined therein) associated with the registration and sale of the offered shares by the Selling Shareholders. The Selling Shareholders will pay, on a pro rata basis, any Selling Expenses (as defined in the Registration Rights Agreement), which include underwriting fees, discounts and selling commissions.
The Selling Shareholders may use any one or more of the following methods when disposing of the offered shares or interests therein:
•
on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which the Common Stock may be listed or quoted at the time of sale;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
one or more underwritten offerings;

•
block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales, whether through a broker-dealer or themselves;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

•
in any combination of the above or by any other legally available means available to and requested by the Selling Shareholders.

A Selling Shareholder may, from time to time, pledge or grant a security interest in some of the shares of Common Stock owned by it and, if the Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgees, transferees or other successors-in-interest as Selling Shareholders under this prospectus. In connection with the sale of shares of Common Stock or interests therein, a Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of Common Stock in the course of hedging the positions they assume. A Selling Shareholder may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of Common Stock to broker-dealers that in turn may sell these securities. A Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the offered shares, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Shareholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders also may resell a portion of the offered shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Common Stock may constitute underwriting discounts and commissions under the Securities Act. If the Selling Shareholders are “underwriters” within the meaning of Section 2(11) of the Securities Act, then the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with EQT and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the shares of Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable discounts, commissions, concessions or other compensation with respect to a particular offering will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of the shares of Common Stock offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option(s), if any. In addition, these persons may stabilize or maintain the price of the Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Morgan, Lewis & Bockius, LLP, Pittsburgh, Pennsylvania. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Morgan, Lewis & Bockius, LLP, Pittsburgh, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of EQT Corporation and Subsidiaries appearing in EQT Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, including the schedule appearing therein, and the effectiveness of EQT Corporation and Subsidiaries’ internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
The audited historical financial statements of Alta Resources Development, LLC and its subsidiaries appearing in the Current Report on Form 8-K filed by EQT on July 22, 2021 have been audited by Moss Adams LLP, independent auditors, as stated in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Moss Adams LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.
The information incorporated herein by reference relating to the Company’s estimated quantities of its proved natural gas and oil reserves as of December 31, 2020 is derived from an audit letter prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, as stated in its audit letter with respect thereto. This information is incorporated herein by reference in reliance upon the authority of such firm as experts with respect to the matters covered by their audit letter and the giving of their audit letter.
The information incorporated herein by reference relating to Alta Marcellus Development, LLC’s estimated quantities of its proved natural gas and oil reserves as of December 31, 2020 and June 30, 2020 is derived from an audit letter and a reserves report (collectively, Reports) prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, as stated in their Reports with respect thereto. This information is incorporated herein by reference in reliance upon the authority of such firm as experts with respect to the matters covered by their Reports and the giving of their Reports.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby, all of which will be borne by EQT, except as noted below.
SEC registration fee		$199,765.45
Accounting fees and expenses		*
Legal fees and expenses(1)		*
Printing expenses		*
Transfer agent’s fees and expenses		*
Miscellaneous expenses(1)		*
Total expenses	$	*

*
Estimated expenses are not presently known.

(1)
Pursuant to the Registration Rights Agreement, EQT will pay the Registration Expenses, which are generally the fees and expenses associated with the registration and sale of the offered shares by the Selling Shareholders, except Selling Expenses, which include certain fees and expenses of counsel engaged by the Alta RRA Holders, stock transfer taxes and costs and expenses related to certain roadshows.

Item 15.   Indemnification of Directors and Officers.
EQT is incorporated under the laws of the Commonwealth of Pennsylvania.
Under Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (PBCL), a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or representative of the corporation, or is or was serving at the request of the corporation as a director, officer or representative of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of a threatened, pending or completed action or proceeding by or in the right of the corporation, such indemnification only covers expenses and excludes judgments and amounts paid in settlement with respect to such action or proceeding, and no indemnification can be made for expenses if such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.
In addition, PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:
(1)
by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

(2)
if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3)
by the shareholders.

Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer or representative of a business corporation is successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Further, PBCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director or representative of a business corporation in defending any such action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such officer, director or representative to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.
Also, PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
Article IV of EQT’s Amended and Restated Bylaws (the Bylaws) provides that directors or officers of EQT shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other proceeding (whether brought by or in the right of the corporation or otherwise) arising out of their service to EQT or to another corporation, partnership, joint venture, trust or other enterprise at the request of EQT; provided, however, that EQT will not indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such director or officer (other than a proceeding to enforce such person’s rights to indemnification under Article IV) unless such proceeding (or part thereof) was authorized by EQT’s board of directors.
PBCL Section 1747 permits a business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer or representative of the corporation, or is or was serving at the request of the corporation as a director, officer or representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.
Article IV of the Bylaws provides that EQT may purchase and maintain insurance to protect EQT and its directors, officers, agents or employees against any liability asserted against such person and incurred by such person in respect of the service of such person, whether or not EQT would have the power to indemnify such person against such liability by law or under the provisions of Article IV.
EQT maintains directors’ and officers’ liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving as such. Under this insurance, EQT may receive reimbursement for amounts as to which the directors and officers are indemnified by EQT under the indemnification provisions of the Bylaws described above. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the indemnification provisions of the Bylaws.
As permitted by PBCL Section 1713, EQT’s Restated Articles of Incorporation, as amended (the Articles) and the Bylaws provide that no director shall be personally liable for monetary damages as such for any action taken, or failure to take any action, unless the director has breached or failed to perform the duties of his or her office under Subchapter B — “Fiduciary Duty” of Chapter 17 of the PBCL and such director’s breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It is uncertain whether this provision will control with respect to liabilities imposed upon directors by federal law, including federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the board of directors in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.
EQT also has indemnification agreements with all of its executive officers and directors (collectively, the Indemnitees). These agreements provide that the Indemnitees will be protected as promised in the Bylaws (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of EQT’s board of directors or an acquisition transaction relating to EQT) and advanced expenses to the fullest extent of the law and as set forth in the indemnification agreements. These agreements also provide, to the extent insurance is maintained, for the continued coverage of the Indemnitees under EQT’s director and officer insurance policies. The indemnification agreements, among other things and subject to certain limitations, indemnify and hold harmless the Indemnitees against any and all reasonable expenses, including fees and expenses of counsel, and any and all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by the Indemnitees in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of EQT or otherwise, in which the Indemnitees are, were or at any time become parties, or are threatened to be made parties or are involved by reason of the fact that the Indemnitees are or were directors or officers of EQT or are or were serving at EQT’s request as directors, officers, employees, trustees or representatives of another corporation or enterprise.
The foregoing is only a general summary of certain aspects of the PBCL, the Articles and the Bylaws dealing with indemnification of directors and officers and does not purport to be complete.
Item 16.   Exhibits.
Exhibit No.	Description
1.1+	Form of Underwriting Agreement.
2.1†
Membership Interest Purchase Agreement, dated as of May 5, 2021, by and among Alta Resources Development, LLC, Alta Marcellus Development, LLC, ARD Operating, LLC, EQT Acquisition HoldCo LLC and EQT Corporation (incorporated herein by reference to Exhibit 2.1 to Form 8-K filed on May 7, 2021).

4.1(a)	Restated Articles of Incorporation of EQT Corporation (amended through November 13, 2017) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on November 14, 2017).
4.1(b)	Articles of Amendment to the Restated Articles of Incorporation of EQT Corporation (effective May 1, 2020) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on May 4, 2020).
4.1(c)	Articles of Amendment to the Restated Articles of Incorporation of EQT Corporation (effective July 23, 2020) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on July 23, 2020).
4.2	Amended and Restated Bylaws of EQT Corporation (amended through May 1, 2020) (incorporated herein by reference to Exhibit 3.4 to Form 8-K filed on May 4, 2020).
4.3	Registration Rights Agreement, dated as of July 21, 2021, between EQT Corporation and each of the other parties listed on the signature pages attached thereto (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed on July 22, 2021).
5.1*	Opinion of Morgan, Lewis & Bockius LLP.
23.1*	Consent of Ernst & Young LLP.

Exhibit No.	Description
23.2*	Consent of Moss Adams.
23.3*	Consent of Netherland, Sewell & Associates, Inc.
23.4*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).

+
To be filed, if necessary, by amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.

†
Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. EQT Corporation agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

*
Filed herewith.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 23, 2021.
EQT CORPORATION
By:
/s/ David M. Khani

Name: David M. Khani
Title:   Chief Financial Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby appoints Toby Z. Rice, David M. Khani and William E. Jordan, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including all post-effective amendments and registration statements filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Toby Z. Rice Toby Z. Rice	President, Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2021
/s/ David M. Khani David M. Khani	Chief Financial Officer (Principal Financial Officer)	July 23, 2021
/s/ Todd M. James Todd M. James	Chief Accounting Officer (Principal Accounting Officer)	July 23, 2021
/s/ Lydia I. Beebe Lydia I. Beebe	Chair of the Board	July 23, 2021
/s/ Philip G. Behrman Philip G. Behrman	Director	July 23, 2021
/s/ Lee M. Canaan Lee M. Canaan	Director	July 23, 2021
/s/ Janet L. Carrig Janet L. Carrig	Director	July 23, 2021

Signature	Title	Date
/s/ Kathryn J. Jackson Kathryn J. Jackson	Director	July 23, 2021
/s/ John F. McCartney John F. McCartney	Director	July 23, 2021
/s/ James T. McManus II James T. McManus II	Director	July 23, 2021
/s/ Anita M. Powers Anita M. Powers	Director	July 23, 2021
/s/ Daniel J. Rice IV Daniel J. Rice IV	Director	July 23, 2021
/s/ Hallie A. Vanderhider Hallie A. Vanderhider	Director	July 23, 2021